BYLAWS OF
                                B. TWELVE, INC.

                              ARTICLE I - OFFICES
                              -------------------

         The principal office of the corporation shall be established and maintained at 701 Northpoint Parkway, Suite 330, West Palm Beach, Florida 33407. The corporation may also have offices at such places within or without the State of Florida as the Board may from time to time establish.

                           ARTICLE II - SHAREHOLDERS
                           -------------------------

1.  PLACE OF MEETINGS

         Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the Board shall authorize.

2.  ANNUAL MEETING

         The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

3.  SPECIAL MEETINGS

         Special meetings of the shareholders may be called by the Board or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten not more than sixty days after the request is made. An individual acquiring shares may call for a special meeting unless the President, the Board or the shareholders shall designate another to make said call.

4.  NOTICE OF MEETING

         Written notice of each meeting of shareholders shall state the place, day and hour of the meetings and in the case of a special meeting the purpose or purposes for which the meeting is called. Notice shall be delivered personally or by first class mail to each shareholder of record having the right and entitled to vote at such meeting at his last address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date set for such meeting, in accordance with Section 607.0705, Florida Statutes. Such notice shall be sufficient for the meeting

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and any adjournment thereof.  If any shareholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting either before, during or after the meeting.

5.  CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least 10 days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 30 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

6.  VOTING

         Every shareholder of common stock shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share recorded in the shareholder's name on the books of the corporation on the record date. The books of records of shareholders shall be produced at the meeting upon the request of any shareholder. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. The affirmative vote of a majority of the shares represented at the meeting shall be by ballot. The affirmative vote of a majority of the shares represented at the meeting shall control the actions of the shareholders. Unless any exclusions contained in Section 607.0901(4), Florida Statutes apply, only the disinterested shareholders of the corporation may approve an affiliated transaction between the corporation and an interested shareholder of the corporation.

7.  QUORUM

         The presence, in person or by proxy, of shareholders holding a majority of the shares of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In case a quorum shall not be present at any meeting, a majority of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote

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shall be present.  At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those entitled to vote at any adjournment or adjournments thereof.

8.  PROXIES

         At any shareholders meeting or any adjournment thereof, any shareholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after eleven months from the date thereof unless otherwise provided in the proxy. In the event a proxy provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated unless the proxy shall provide otherwise.

                            ARTICLE III - DIRECTORS
                            -----------------------

1.  BOARD OF DIRECTORS

         The business of the corporation shall be managed and its corporate powers executed by a Board of Directors, consisting of one (1) member initially, but may be increased in number thereof as is authorized by law. It shall not be necessary for directors to be residents of the State of Florida or shareholders.

2.  ELECTION AND TERM OF DIRECTORS

         Directors shall be elected at the annual meeting of shareholders and each director elected shall hold office until the director's successor has been elected and qualified, or until prior resignation or removal.

3.  VACANCIES

         Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

4.  REMOVAL OF DIRECTORS

         Any or all of the directors may be removed without cause by vote of a majority of all the shares outstanding and entitled to vote at a special meeting of shareholders called for that purpose.

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5.  RESIGNATION

         A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

6.  QUORUM OF DIRECTORS

         A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

7.  PLACE AND TIME OF BOARD MEETING

         The Board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Florida as it may from time to time determine. Participation in a meeting by communication methods whereby all persons can hear each other at the same time shall constitute presence in person at a meeting.

8.  REGULAR ANNUAL MEETING

         A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

9.  NOTICE OF MEETING OF THE BOARD

         Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon three days notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or by the Secretary in a like manner on written request of a majority of the Directors. Notice of a meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

10.  COMPENSATION

         The Board shall have the authority to fix the compensation of Directors.

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                             ARTICLE IV - OFFICERS
                             ---------------------

1.  OFFICERS, ELECTION AND TERM

         a) The Board may elect and appoint a President, a Vice President, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

         b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

         c) Any two or more officers may be held by the same person.

         d) The salaries of all officers shall be fixed by the Board.

         e) The Directors may require any officer to give security for the faithful performance of his duties.

2.  PRESIDENT

         The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the shareholders if present thereat and shall have general supervision, direction and control of the business of the corporation. Except as the Board shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

3.  VICE PRESIDENT

         During the absence or disability of the President, the Vice President, of one be elected, or if there is more than one, the Executive Vice President, shall have all the powers and functions of the President. Each Vice President shall perform such other duties as the Board shall prescribe.

4.  SECRETARY

         The Secretary shall attend all meetings of the Board and of the shareholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of shareholders and of special meetings of the Board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board, when required prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each

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respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board or assigned to him by the President.

5.  ASSISTANT SECRETARIES

         During the absence or disability of the Secretary, the Assistant Secretary, or if there is more than one, the one so designated by the Secretary of the Board, shall have the powers and functions of the Secretary.

6.  TREASURER

         The Treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board, disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements, render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all transactions as Treasurer and of the financial condition of the corporation, render a full financial report at the annual meeting of the shareholders if so requested, be furnished by all corporate officers and agents on request with such reports and statements as required as to all financial transactions of the corporation, and perform such other duties as are given by these Bylaws or as from time to time are assigned by the Board or the President.

7.  ASSISTANT TREASURER

         During the absence or disability of the Treasurer, the Assistant Treasurer, or if there is more than one, the one so designated by the Secretary or by the Board, shall have the powers and functions of the Treasurer.

8.  SURETIES AND BONDS

         In case the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of their duties to the corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the corporation which may come into their hands.

                      ARTICLE V - CERTIFICATES FOR SHARES
                      -----------------------------------

1.  CERTIFICATES

         The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or Vice President and the secretary and shall

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bear the corporate seal.  When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a register, the signature of such officers may be facsimiles.

2.  LOST OR DESTROYED CERTIFICATES

         The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such a manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.  TRANSFER OF SHARES

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed on the entry of the transfer. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

         The Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the shares of the corporation in cash, property or its own shares as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the corporation.

                          ARTICLE VII - CORPORATE SEAL
                          ----------------------------

         The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or any corporate obligation for the payment of money may be facsimile, engraved or printed.

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                    ARTICLE VIII - EXECUTION OF INSTRUMENTS
                    ---------------------------------------

         All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board.

                            ARTICLE IX - FISCAL YEAR
                            ------------------------

         The fiscal year shall begin the first day of January in each year.

                    ARTICLE X - NOTICE AND WAIVER OF NOTICE
                    ---------------------------------------

         Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                           ARTICLE XI - CONSTRUCTION
                           -------------------------

         Whenever a conflict arises between the language of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.

                       ARTICLE XII - INFORMAL MANAGEMENT
                       ---------------------------------

1.  CONDUCT OF BUSINESS WITHOUT MEETINGS - UNANIMOUS CONSENT

         Any action of the shareholders, directors or committee may be taken without a meeting if consent thereto in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and shall be filed with the Secretary of the corporation as part of the proceedings of the shareholders, directors or committees as the case may be. Such consent shall have the same effect as a unanimous vote. Any action of the shareholders may be taken without a meeting, with less than unanimous consent, as provided by law.

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2.  MANAGEMENT BY SHAREHOLDERS

         In the event the shareholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the corporation in lieu of directors, the shareholders of the corporation shall be deemed directors for the purposes of these Bylaws and wherever the word "directors," "board of directors" or "board" appear in these Bylaws those words shall be taken to mean shareholders.

         The shareholders may, by majority vote, create a board of directors to manage the business of the corporation and exercise its corporate powers.

                           ARTICLE XIII - AMENDMENTS
                           -------------------------

         The board may adopt, alter, amend or repeal these Bylaws. Bylaws adopted by the board or by the shareholders may be repealed or changed, new Bylaws may be adopted by the shareholders, and shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the board.

                     ARTICLE XIV - COMPENSATION OF OFFICERS
                     --------------------------------------

         Upon request of the president of the company as to any other officer or officers and upon request of a majority of the members of the Board of Directors acting individually, as to the president, any officer receiving compensation shall enter into an agreement between the company and himself and thereby such officer shall agree to reimburse the company for any amount of the officer's salary, the deduction for which is disallowed the company by the Internal Revenue Service as being unreasonable in amount. The president is authorized to execute such agreements on behalf of the company except where the subject agreement concerns the president's salary, in which case any other officer shall be authorized to execute the agreement on behalf of the company. Execution of such a reimbursement agreement upon request, as set forth above, is a condition of future employment, and likewise the Board of Directors is empowered to discharge the president from office if he refuses so to comply. Although all compensation will be bargained for on an arm's length basis, and every effort will be made to establish reasonable compensation, the application of tax laws are subject to uneven interpretation and the company needs to examine its economic cost of compensation and its deductibility as a factor that significantly affects that economic cost to the company, as well as the company's cash flow and profit.

                  ARTICLE XV - TRANSACTIONS WITH SHAREHOLDERS
                  -------------------------------------------
                             DIRECTORS OR OFFICERS
                             ---------------------

         If any person who is a member of the Board of Directors or a shareholder of the company causes the rental of real or personal property to the company, the rental arrangement shall be fair, shall be bargained for at arm's length and as a condition of any rental arrangement, shall provide that said Lessor agrees to reimburse the company for any amount paid under said agreement if the deduction to the company is disallowed by the Internal Revenue Service as being unreasonable in

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amount or not bargained for at arm's length. The president is authorized to execute such agreements on behalf of the company. In this manner the company can evaluate the true economic cost to the company, the cash flow and net profit or loss.